Exhibit 99.1

eBay Inc. Unaudited Pro Forma Consolidated Financial Information

San Jose, California, July 20, 2015 - On July 17, 2015, eBay Inc. (“eBay”) completed the previously announced distribution of 100% of the outstanding common stock of PayPal Holdings, Inc. (“PayPal”) to eBay’s shareholders (the “Distribution”). Beginning in the third quarter of 2015, PayPal’s historical financial results for periods prior to the Distribution will be reflected in eBay’s consolidated financial statements as discontinued operations.

The following unaudited pro forma consolidated statements of income of eBay for the three months ended March 31, 2015 and for the year ended December 31, 2014 are presented as if the Distribution had occurred as of January 1, 2014 and give effect to the elimination of the historical PayPal financial results due to the Distribution, as well as other pro forma adjustments to reflect the impact of certain service agreements entered into at the time of the Distribution. The following unaudited pro forma consolidated statements of income of eBay for the years ended December 31, 2012 and 2013 only give effect to the elimination of the historical PayPal financial results as if the Distribution had occurred as of January 1, 2012. The following unaudited pro forma consolidated balance sheet of eBay as of March 31, 2015 is presented as if the Distribution occurred on March 31, 2015.

The following pro forma financial statements are based on information currently available including certain assumptions and estimates. They are intended for informational purposes only, and do not purport to represent what eBay’s financial position and results of operations actually would have been had the Distribution occurred on the dates indicated, or to project eBay’s financial position or results of operations for any future date or period.

The following unaudited pro forma consolidated financial statements have been derived from eBay’s historical consolidated financial statements as of and for the three years ended December 31, 2014 and the interim unaudited period ending March 31, 2015. The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in eBay’s Annual Report on Form 10-K for the year ended December 31, 2014 and (ii) the unaudited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in eBay’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015.

The information in the “Historical” columns in the unaudited pro forma consolidated statements of income and the unaudited pro forma consolidated balance sheet was derived from eBay’s historical consolidated financial statements for the periods and as of the date presented and does not reflect any adjustments related to the Distribution and related events.

The information in the “PayPal Separation” columns in the unaudited pro forma consolidated statements of income was derived from eBay’s audited consolidated financial statements and the related accounting records for the years ended December 31, 2014, 2013, and 2012, and the unaudited consolidated financial statements for the three months ended March 31, 2015 and reflects the financial results of the PayPal business, adjusted to include certain costs directly attributable to PayPal and to exclude corporate overhead costs that were previously allocated to PayPal for each period, as described in PayPal’s audited combined financial statements for the three years ended December 31, 2014 and unaudited condensed combined financial statements as of and for the three months ended March 31, 2015 included in PayPal’s information statement dated June 29, 2015 (the “Information Statement”), which has been filed as an exhibit to eBay’s Current Report on Form 8-K with the SEC on June 30, 2015. The information in the “PayPal Separation” columns in the unaudited pro forma consolidated balance sheet was derived from eBay’s unaudited consolidated financial statements and the related accounting records as of March 31, 2015, adjusted to include certain assets and liabilities that were transferred to PayPal pursuant to the separation and distribution agreement. The information in the foregoing “PayPal Separation” columns should be read in conjunction with PayPal’s audited combined financial statements and notes thereto as of and for the three years ended December 31, 2014 and unaudited condensed combined financial statements and notes thereto as of March 31, 2015 included in the Information Statement.

The information in the “Other Pro Forma Adjustments” columns in the unaudited pro forma consolidated statements of income and the unaudited pro forma consolidated balance sheet reflects additional pro forma adjustments which are further described in the accompanying notes.

eBay Inc.

Unaudited Pro Forma Consolidated Statement of Income

Three Months Ended March 31, 2015

(dollars and shares in millions except per share data)

	Historical	PayPal Separation	Other Pro Forma Adjustments	Notes	Pro Forma eBay
Net revenues	$4,448	$(2,109)	$21	(a)(b)	$2,360
Cost of net revenues	1,450	(826)	16	(c)(d)(e)	640

Gross profit	2,998	(1,283)	5		1,720

Operating expenses:
Sales and marketing	794	(245)			549
Product development	485	(229)			256
General and administrative	665	(338)			327

Provision for transaction and loan losses	264	(188)			76
Amortization of acquired intangible assets	58	(13)			45

Total operating expenses	2,266	(1,013)			1,253

Income from operations	732	(270)	5		467
Interest and other, net	8	1			9

Income before income taxes	740	(269)	5		476
Provision for income taxes	(114)	38	(2)	(f)	(78)

Net income (loss)	$626	$(231)	$3		$398

Net income (loss) per share:
Basic	$0.51				$0.33

Diluted	$0.51				$0.32

Weighted average shares:
Basic	1,216				1,216

Diluted	1,229				1,229

See accompanying notes.

eBay Inc.

Unaudited Pro Forma Consolidated Statement of Income

Year End December 31, 2014

(dollars and shares in millions except per share data)

	Historical	PayPal Separation	Other Pro Forma Adjustments	Notes	Pro Forma eBay
Net revenues	$17,902	$(7,895)	$72	(a)(b)	$10,079
Cost of net revenues	5,732	(3,140)	57	(c)(d)(e)	2,649

Gross profit	12,170	(4,755)	15		7,430

Operating expenses:
Sales and marketing	3,587	(1,028)			2,559
Product development	2,000	(879)			1,121
General and administrative	1,843	(892)			951
Provision for transaction and loan losses	958	(689)			269
Amortization of acquired intangible assets	268	(53)			215

Total operating expenses	8,656	(3,541)			5,115

Income from operations	3,514	(1,214)	15		2,315
Interest and other, net	17	7			24

Income before income taxes	3,531	(1,207)	15		2,339
Provision for income taxes	(3,485)	195	(6)	(f)	(3,296)

Net income (loss)	$46	$(1,012)	$9		$(957)

Net income (loss) per share:
Basic	$0.04				$(0.77)

Diluted	$0.04				$(0.77)

Weighted average shares:
Basic	1,251				1,251

Diluted	1,262				1,251

See accompanying notes.

eBay Inc.

Unaudited Pro Forma Consolidated Statement of Income

Year End December 31, 2013

(dollars and shares in millions except per share data)

	Historical	PayPal Separation	Pro Forma eBay
Net revenues	$16,047	$(6,640)	$9,407
Cost of net revenues	5,036	(2,696)	2,340

Gross profit	11,011	(3,944)	7,067

Operating expenses:
Sales and marketing	3,060	(794)	2,266
Product development	1,768	(712)	1,056
General and administrative	1,703	(724)	979
Provision for transaction and loan losses	791	(551)	240

Amortization of acquired intangible assets	318	(41)	277

Total operating expenses	7,640	(2,822)	4,818

Income from operations	3,371	(1,122)	2,249
Interest and other, net	95	7	102

Income before income taxes	3,466	(1,115)	2,351
Provision for income taxes	(610)	189	(421)

Net income (loss)	$2,856	$(926)	$1,930

Net income (loss) per share:
Basic	$2.20		$1.49

Diluted	$2.18		$1.47

Weighted average shares:
Basic	1,295		1,295

Diluted	1,313		1,313

See accompanying notes.

eBay Inc.

Unaudited Pro Forma Consolidated Statement of Income

Year End December 31, 2012

(dollars and shares in millions except per share data)

	Historical	PayPal Separation	Pro Forma eBay
Net revenues	$14,072	$(5,591)	$8,481
Cost of net revenues	4,216	(2,236)	1,980

Gross profit	9,856	(3,355)	6,501

Operating expenses:
Sales and marketing	2,913	(672)	2,241
Product development	1,573	(655)	918
General and administrative	1,567	(669)	898
Provision for transaction and loan losses	580	(401)	179

Amortization of acquired intangible assets	335	(45)	290

Total operating expenses	6,968	(2,442)	4,526

Income from operations	2,888	(913)	1,975
Interest and other, net	196	(10)	186

Income before income taxes	3,084	(923)	2,161
Provision for income taxes	(475)	105	(370)

Net income (loss)	$2,609	$(818)	$1,791

Net income (loss) per share:
Basic	$2.02		$1.39

Diluted	$1.99		$1.36

Weighted average shares:
Basic	1,292		1,292

Diluted	1,313		1,313

See accompanying notes.

eBay Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2015

(dollars in millions)

	Historical	PayPal Separation	Other Pro Forma Adjustments	Notes	Pro Forma eBay

ASSETS
Current assets:
Cash and cash equivalents	$5,473	$(2,352)	$(2,100)	(g)	$1,021
Short-term investments	4,206	(23)	(470)	(g)	3,713
Accounts receivable, net	703	(49)			654
Loans and interest receivable, net	3,578	(3,566)			12
Funds receivable and customer accounts	10,891	(10,891)			—
Other current assets	1,663	(482)			1,181

Total current assets	26,514	(17,363)	(2,570)		6,581
Long-term investments	5,647	(31)	(1,230)	(g)	4,386
Property and equipment, net	2,947	(1,185)			1,762
Goodwill	8,965	(3,134)			5,831
Intangible assets, net	481	(152)			329
Other assets	287	(30)	157	(h)	414

Total assets	$44,841	$(21,895)	$(3,643)		$19,303

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$868	$—			$868
Accounts payable	393	(124)			269
Funds payable and amounts due to customers	10,891	(10,891)			—
Accrued expenses and other current liabilities	5,145	(1,841)	21	(h)	3,325
Deferred revenue	190	—			190
Income taxes payable	124	(46)			78

Total current liabilities	17,611	(12,902)	21		4,730
Deferred and other tax liabilities, net	768	(345)	157	(h)	580
Long-term debt	6,795	—			6,795
Other liabilities	129	(40)			89

Total liabilities	25,303	(13,287)	178		12,194

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 3,580 shares authorized; 1,210 shares outstanding	2	—			2
Additional paid-in capital	14,084	—			14,084
Treasury stock at cost, 402 shares	(15,054)	—			(15,054)
Retained earnings	19,526	(8,466)	(3,821)	(g)(h)	7,239
Accumulated other comprehensive income	980	(142)			838

Total stockholders’ equity	19,538	(8,608)	(3,821)		7,109

Total liabilities and stockholders’ equity	$44,841	$(21,895)	$(3,643)		$19,303

See accompanying notes.

eBay Inc.

Unaudited Pro Forma Consolidated Financial Information

Note 1. Other Pro Forma Adjustments

(a) Reflects the impact of fees earned by eBay from PayPal for referral services and user penetration, pursuant to the terms of the operating agreement. These fees would have been $59 million and $17 million for the year ended December 31, 2014 and the quarter ended March 31, 2015, respectively, consisting of fees for customers acquired and incentives for the usage of PayPal products (including credit products) on certain eBay properties.

(b) Reflects the impact of fees earned by eBay from PayPal for shared data centers and information technology facility owned by eBay which are governed by the colocation services agreements. After the Distribution, eBay will manage and own data centers and information technology facilities shared with PayPal and will charge PayPal based on actual usage of those data centers, inclusive of management fees. These fees would have been $13 million and $4 million for the year ended December 31, 2014 and the quarter ended March 31, 2015, respectively.

(c) Reflects the impact of transaction fees for payment services provided by PayPal to eBay pursuant to the terms of certain commercial agreements negotiated between the parties. These charges would have been $77 million and $20 million for the year ended December 31, 2014 and the quarter ended March 31, 2015, respectively.

(d) Reflects the impact of charges to PayPal from eBay for shared data centers and information technology facilities that eBay leases which are governed by the colocation services agreements. After the Distribution, eBay will manage data centers and information technology facilities shared with PayPal and will charge PayPal based on actual usage of those data centers, inclusive of management fees. These charges would have been $32 million and $8 million for the year ended December 31, 2014 and the quarter ended March 31, 2015, respectively.

(e) Reflects the impact of charges to eBay from PayPal for usage of the Phoenix and Denver data centers, owned by PayPal, pursuant to the colocation services agreement. After the Distribution, PayPal will charge eBay a percentage of depreciation based on actual usage of those data centers. These charges would have been $12 million and $4 million for the year ended December 31, 2014 and the quarter ended March 31, 2015, respectively.

(f) Reflects the tax effect of pro forma adjustments using the respective statutory tax rate for the year ended December 31, 2014 and the quarter ended March 31, 2015.

(g) Reflects a cash contribution of $3.8 billion to PayPal from eBay that was made subsequent to March 31, 2015.

(h) Reflects $157 million indemnification asset and $21 million indemnification liability. In addition, a $157 million long term income tax payable is required to be reported gross of the related indemnification asset. Pursuant to the terms of the tax matters agreement, PayPal and eBay will indemnify the other party for certain taxes payable and uncertain tax positions.